Exhibit 99.1
                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                                      Chapter 11

  IN RE: BETHLEHEM STEEL CORPORATION, ET AL.,         Case No. 01-15288 (BRL)
               Debtors                                through 01-15302, 01-15308
                                                      through 01-15315 (BRL)


                         MONTHLY OPERATING STATEMENT FOR
                   THE PERIOD DECEMBER 1 TO DECEMBER 31, 2002


DEBTORS' ADDRESS:       Bethlehem Steel Corporation
                        1170 Eighth Avenue
                        Bethlehem, PA 18016

DISBURSEMENTS:  December 1 to December 31, 2002 (millions):        $331.9
     (see attached schedule for disbursements by Debtor)


DEBTORS' ATTORNEY:       Weil, Gotshal & Manges LLP
                         767 Fifth Avenue
                         New York, NY 10153
                         Jeffrey L. Tanenbaum (JT 9797)
                         George A. Davis (GD 2761)

NET LOSS:  December 1 to December 31, 2002 (millions):             $378.6

REPORT PREPARER:                          Bethlehem Steel Corporation


THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

           The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.


DATE:           January 21, 2003                    /s/ Lonnie A. Arnett
                                                     ---------------------------
                                                    Lonnie A. Arnett
                                                    Vice President, Controller
                                                    and Chief Accounting Officer

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollars and shares in millions, except per share data)





                                                                                  December 31, 2002
                                                                         ------------------------------------
                                                                             MONTH ENDED        YEAR ENDED
                                                                          (unaudited)          (unaudited)
                                                                         ---------------     ----------------
NET SALES                                                                       $ 277.1            $ 3,572.4
                                                                         ---------------     ----------------

COSTS AND EXPENSES
     Cost of sales                                                                271.7              3,499.8
     Depreciation                                                                  19.7                246.3
     Selling, administration and general expense                                    8.5                 88.8
     Special charges (Note 4)                                                     350.0                380.5
                                                                         ---------------     ----------------
TOTAL COSTS AND EXPENSES                                                          649.9              4,215.4
                                                                         ---------------     ----------------

LOSS FROM OPERATIONS                                                             (372.8)              (643.0)

REORGANIZATION ITEMS (Note 5)                                                      (1.4)               (14.5)

FINANCING EXPENSE - NET (Note 6)                                                   (4.4)               (52.4)
                                                                         ---------------     ----------------

LOSS BEFORE INCOME TAXES                                                         (378.6)              (709.9)

BENEFIT FROM INCOME TAXES (Note 7)                                                    -                 10.3
                                                                         ---------------     ----------------

NET LOSS                                                                         (378.6)              (699.6)

DIVIDEND REQUIREMENTS ON PREFERRED AND PREFERENCE STOCK                             3.2                 39.4
                                                                         ---------------     ----------------

NET LOSS APPLICABLE TO COMMON STOCK                                            $ (381.8)            $ (739.0)
                                                                         ===============     ================


NET LOSS PER COMMON SHARE:
     Basic and Diluted                                                          $ (2.91)             $ (5.64)


AVERAGE SHARES OUTSTANDING:
     Basic and Diluted                                                            131.1                131.0



The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 11 for Consolidated Statement of
Operations for Debtors Only.


                           Bethlehem Steel Corporation

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                           CONSOLIDATED BALANCE SHEET
                              (dollars in millions)


                                                                                   December 31,
                                                                                       2002
                                                                                    (unaudited)
                                                                                 ------------------

  ASSETS
Current Assets:
       Cash and cash equivalents                                                            $ 67.6
       Receivables - net                                                                     350.2
       Inventories:
            Raw materials                                                                    224.6
            Finished and semifinished                                                        516.3
                                                                                 ------------------
            Total Inventories                                                                740.9
       Other current assets                                                                   27.6
                                                                                 ------------------
Total Current Assets                                                                       1,186.3
Investments and Miscellaneous Assets                                                          76.9
Property, Plant and Equipment - net                                                        2,615.5
Intangible Pension Asset                                                                         -
                                                                                 ------------------
Total Assets                                                                             $ 3,878.7
                                                                                 ==================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
       Accounts payable                                                                    $ 167.6
       Accrued employment costs                                                              102.6
       Secured debt and capital lease obligations - current (Notes 9 and 10)                 695.7
       Other current liabilities                                                              81.4
                                                                                 ------------------
Total Current Liabilities                                                                  1,047.3

Secured Debt and Capital Lease Obligations                                                    84.9
Deferred Gain and Other Long-term Liabilities                                                123.3

Liabilities Subject to Compromise (Note 8)                                                 6,073.4

Stockholders' Deficit:
       Preferred Stock                                                                        11.3
       Preference Stock                                                                        2.0
       Common Stock                                                                          136.1
       Common Stock held in treasury at cost                                                 (65.9)
       Additional paid-in capital                                                          1,909.9
       Accumulated other comprehensive loss                                               (1,905.0)
       Accumulated deficit                                                                (3,538.6)
                                                                                 ------------------
Total Stockholders' Deficit                                                               (3,450.2)
                                                                                 ------------------
Total Liabilities and Stockholders' Deficit                                              $ 3,878.7
                                                                                 ==================


The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 11 for Consolidated Balance Sheet of
the Debtors only.




                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (dollars in millions)


                                                                                              DECEMBER 31, 2002
                                                                               ------------------------------------------
                                                                                     MONTH                   YEAR
                                                                                     ENDED                   ENDED
                                                                                  (unaudited)              (unaudited)
                                                                               -------------------     ------------------

OPERATING ACTIVITIES:
      Net loss                                                                           $ (378.6)              $ (699.6)

      Adjustments for items not affecting cash from operating activities:
           Depreciation                                                                      19.7                  246.3
           Special charges                                                                  350.0                  380.5
           Recognition of deferred gains                                                     (1.8)                 (21.7)
           Reorganization items                                                               1.4                   14.5
           Other - net                                                                        2.5                   13.6
      Working capital (excluding financing and investing activities):
           Receivables                                                                        6.8                   (7.8)
           Inventories                                                                       (1.9)                 (16.3)
           Accounts payable                                                                  (9.9)                 (14.0)
           Other                                                                            (12.5)                   6.5
      Funding postretirement benefits:
           Pension funding less than expense                                                 12.8                  135.2
           Retiree healthcare and life insurance benefit                                      0.6                   40.3
             payments less than expense                                        -------------------     ------------------
CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS                (10.9)                  77.5
                                                                               -------------------     ------------------

      Reorganization items                                                                   (1.4)                 (14.5)
                                                                               -------------------     ------------------
CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES                                            (12.3)                  63.0
                                                                               -------------------     ------------------

INVESTING ACTIVITIES:
      Capital expenditures                                                                  (18.0)                (124.3)
      Cash proceeds from asset sales                                                          1.3                   27.8
                                                                               -------------------     ------------------
CASH USED FOR INVESTING ACTIVITIES                                                          (16.7)                 (96.5)
                                                                               -------------------     ------------------

FINANCING ACTIVITIES:
      Borrowings (Note 8)                                                                       -                   90.6
      Debt and capital lease payments (Note 10)                                              (2.9)                 (65.2)
      Other payments                                                                         (1.6)                 (28.3)
                                                                               -------------------     ------------------
CASH USED FOR FINANCING ACTIVITIES                                                           (4.5)                  (2.9)
                                                                               -------------------     ------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (33.5)                 (36.4)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                             101.1                  104.0
                                                                               -------------------     ------------------
                                                - END OF PERIOD                              67.6                   67.6
AVAILABLE BORROWING UNDER COMMITTED BANK CREDIT ARRANGEMENTS                                132.8                  132.8
                                                                               -------------------     ------------------

TOTAL LIQUIDITY AT END OF MONTH                                                           $ 200.4                $ 200.4
                                                                               ===================     ==================
SUPPLEMENTAL CASH INFORMATION:
      Interest and other financing costs, net of amount capitalized                         $ 3.6                 $ 45.2
      Income taxes received                                                                    -                   (9.4)




The accompanying Notes are an integral part of the Consolidated Financial Statements.


      BETHLEHEM STEEL CORPORATION CASE NO. 01-15288 (BRL) THROUGH 01-15302,
                        01-15308 THROUGH 01-15315 (BRL)

          NOTES TO DECEMBER 31, 2002 CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. These Consolidated Financial Statements are unaudited and should be read together with audited financial statements in Bethlehem's Annual Report on Form 10-K for the year ended December 31, 2001 and other reports filed with the Securities and Exchange Commission during 2002.

2. On January 6, 2003, International Steel Group (ISG) provided Bethlehem with a proposal to purchase substantially all of Bethlehem's assets under section 363 of the Code. Management is currently reviewing the proposal to determine whether it believes such transaction is in the best interest of Bethlehem's creditors and other constituents. Any sale of assets under such proposal will require the approval of the Court and, if approved, an open auction for the assets.

3. On December 17, 2002 the Pension Benefit Guarantee Corporation (PBGC) filed a complaint in the United States District Court for the Eastern District of Pennsylvania alleging there was sufficient cause under applicable laws to terminate the Pension Plan of Bethlehem Steel Corporation and Subsidiary Companies (the Plan). The complaint requests, among other things, that the PBGC be appointed as the Plan's trustee and December 18, 2002 be established as the Plan's termination date. Bethlehem is considering all legal options, including contesting the termination and has until February 23, 2003 to respond. As a result of the PBGC's actions, we recognized a curtailment loss of $176 million in December 2002 in accordance with generally accepted accounting principles and will not record future pension expense under the Plan.

This action by the PBGC is an event of default under our credit facility with General Electric Credit Corporation (GECC). However, on December 27, 2002, GECC waived such default and amended the credit facility's pension plan related provisions, subject to Court approval. A Court hearing on the amendment is scheduled for January 24, 2003.

Under generally acceptable accounting principles, we are required to record a minimum pension liability at year-end, using our November 30, 2002 measurement date, equal to the unfunded accumulated pension obligation of $2,796 million. The difference between the unfunded pension accumulated and projected benefit obligations represents the projected future increase in salaries and wages used for actuarial purposes. During the fourth quarter 2002, we recorded a charge to stockholders' deficit through other comprehensive loss of $1.1 billion. The following sets forth the status of our pension and other postretirement benefits
(OPEB) at December 31, 2002 and 2001 ($ in millions):



                                                                   Pension                                    OPEB
                                                    --------------------------------------    -------------------------------------
                                                          2002                 2001                2002                 2001
                                                    -----------------    -----------------    ----------------     ----------------
      Projected benefit obligation                   $       6,583        $       6,495       $       3,107        $       3,031
      Fair value of plan assets                              3,677                4,753                  16                   17
                                                         ------------        ------------        ------------        ------------
      Unfunded projected benefit obligation                  2,906                1,742               3,091                3,014
      Actuarial adjustments                                   (110)                (125)             (1,002)                (972)
      December - net                                            53                    7                   9                    5
                                                         ------------        ------------        ------------        ------------
          Balance Sheet Liabilities at December 31   $       2,849        $       1,624       $       2,098        $       2,047
                                                         ============        ============        ============        ============


BALANCE SHEET ACCOUNTS:
      Liabilities subject to compromise              $       2,849        $       1,624       $       2,059        $       2,006
      Current and long-term liabilities                           -                    -                 39                   41
                                                         ------------        ------------        ------------        ------------
          Total                                      $       2,849        $       1,624       $       2,098        $       2,047
                                                         ============        ============        ============        ============


4. A summary of special charges follows ($ in millions):

                                                       One
                                                      Month             Year
                                                --------------- ----------------

  Pension plan curtailment                       $        176.0   $        176.0
  Impairment of long-lived assets                          89.0             89.0
  Employee benefit costs                                   68.0             78.5
  Environmental accruals                                   17.0             37.0
                                                --------------- ----------------
  Total                                          $        350.0  $         380.5
                                                =============== ================

As discussed in Note 3 above, the PBGC filed a complaint to terminate Bethlehem's Pension Plan effective December 18, 2002, and we recorded a $176 million non-cash curtailment charge.

We continually analyze our ability to recover the carrying value of our long-lived assets. In December, based on the facts and circumstances that had been evolving, we determined that the carrying value of certain assets exceeded the related expected future cash flows. Accordingly, we recognized non-cash impairment losses of $89 million, principally for our Pennsylvania Steel Technologies operation in Steelton, Pennsylvania.

During December, we reduced about 245 USWA represented positions at our Pennsylvania Steel Technologies operations in Steelton, Pennsylvania, and reduced about 205 non-represented salaried positions. We recognized a $68 million non-cash charge to account for the required employee benefits. Earlier in 2002, we recorded an $8 million charge for reducing salaried positions in November and a $2.5 million charge for our permanently idled pipe mill in Steelton, Pennsylvania.

During December, we received an administrative order from the Pennsylvania Department of Environmental Protection regarding future requirements related to managing acid mine drainage at our closed coal mining facilities. As a result, we increased our estimate of probable total future spending and recorded a $17 million non-cash charge. Earlier in 2002, Bethlehem personnel attended a meeting requested by representatives from the New York Department of Environmental Conservation to discuss the contents and timing of a Consent Order to conduct a RCRA Corrective Measures Study and to begin to implement an agreed upon plan of remediation at our closed steel manufacturing facility in Lackawanna, New York. Based upon the information received and the conceptual agreements reached at that meeting, we recorded a $20 million non-cash charge to reflect Bethlehem's most current estimate of the total probable future remediation costs at Lackawanna. These cash requirements for remediation are expected to be expended ultimately over a protracted period of years, according to a schedule to be agreed upon by Bethlehem and the regulatory agencies.

5. Net costs resulting from reorganization of the businesses have been reported in the statement of operations separately as reorganization items. For the month and the year ended December 31, 2002, the following have been recorded ($ in millions):
                                                  One
                                                 Month                 Year
                                        -------------------- -------------------

    Professional and other fees          $          1.5       $            17.9
    Gains from termination of contracts               -                    (2.0)
    Interest income                                (0.1)                   (1.4)
                                        -------------------- -------------------
    Total                                $          1.4       $            14.5
                                        ==================== ===================

6. Interest at the stated contractual amount on unsecured debt that was not charged to earnings as a result of our chapter 11 filing was approximately $45 million for the year ended December 31, 2002.

7. The income tax benefit recorded in 2002 represents a $10 million tax refund as a result of the "Job Creation and Workers Assistance Act of 2002" that was enacted on March 8, 2002. The Act provides us the ability to carry back a portion of our 2001 Alternative Minimum Tax loss for a refund of taxes paid in prior years that was not previously available. We received the refund in July 2002.

8. Liabilities subject to compromise at December 31, 2002 follows ($ in millions):

    Pension                                        $      2,849.0
    Other postemployment benefits                         2,059.0
    Unsecured debt                                          526.7
    Accounts payable                                        190.7
    Accrued employment costs                                186.7
    Other accrued liabilities                               194.6
    Accrued taxes and interest                               66.7
                                                  --------------------
    Total                                          $      6,073.4
                                                  ====================

9. Our GECC credit facility and secured inventory financing arrangements mature on October 15, 2003. Accordingly, the outstanding balances of $280.7 million and $289.9 million, respectively, at December 31, 2002 are classified as a current liability.

10. In the second quarter of 2002, we acquired the remaining 50% portion of the Columbus Coatings Company (CCC) and Columbus Processing Company (CPC) joint ventures from LTV Steel Corporation. CCC is an automotive quality, hot-dipped galvanized coating line and CPC is a steel slitting facility, both located in Columbus, Ohio. These interests were acquired on June 5, 2002 for cash, a release of LTV's guarantee of CCC's debt and forgiveness of claims against LTV by Bethlehem and CCC. The acquisition was accounted for as a purchase. CCC's and CPC's results are included in the Consolidated Financial Statements from the date of acquisition. Pro-forma amounts for the year are not significant. The value assigned to assets and liabilities acquired follows ($ in millions):

    Property, plant & equipment                                        $155.3
    Debt and capital lease obligation                                  (105.9)
    Other - net                                                           (.3)
                                                                    ------------
         Net assets                                                      49.1
    Less:
         Investment in and receivable from joint ventures and LTV       (46.7)
                                                                    ------------
    Cash purchase price, net of cash acquired                          $  2.4
                                                                    ============

CCC's construction costs were financed in part with a loan under a 1999 agreement with a group of lenders. Bethlehem has guaranteed the full amount of the construction loan. Bethlehem provided CCC's lenders with a collateralized letter of credit for $30 million and a mortgage on our corporate headquarters building as additional collateral. In July 2002, CCC lenders used the letter of credit to reduce the outstanding loan balance by $30 million.

Because of our chapter 11 filing, CCC and Bethlehem are in default under the construction loan agreements which allows the lenders to call the full amount of the loan. We believe that the market value of CCC exceeds the net loan amount. In October, we filed a motion with the Bankruptcy Court requesting approval to refinance with General Electric Capital Corporation the approximate $68 million outstanding construction loan balance. A hearing was held on December 5, 2002 and the motion was approved. Closing on a new financing arrangement has been delayed indefinitely as management considers the impact of the PBGC's termination of our pension plan and considers whether to accept the proposed purchase offer received from ISG as discussed in Notes 2 and 3.

11. Summarized Consolidated Statement of Operations for the year ended and Balance Sheet as of December 31, 2002 for the Debtors only follows ($ in millions):



    SUMMARIZED CONSOLIDATED STATEMENT OF OPERATIONS
    Net Sales                                                                  $      3,512.9
    Costs and Expenses                                                                3,766.9
    Special Charges                                                                     380.5
                                                                              ----------------
      Loss from Operations                                                             (634.5)
    Reorganization Items                                                                (14.5)
    Financing Expense - Net                                                             (55.4)
    Equity in Loss of Unconsolidated Subsidiaries                                        (5.5)
                                                                              ----------------
      Loss Before Income Taxes                                                         (709.9)
    Benefit from Income Taxes                                                            10.3
                                                                              ----------------
      Net Loss                                                                         (699.6)
    Dividend Requirements on Preferred and Preference Stock                              39.4
                                                                              ----------------
      Net Loss Applicable to Common Stock                                      $       (739.0)
                                                                              ================


    SUMMARIZED CONSOLIDATED BALANCE SHEET

                                       ASSETS
    Current Assets:
      Cash and cash equivalents                                                 $         54.9
      Receivables - net                                                                  340.0
      Inventories                                                                        731.0
      Other current assets                                                                25.9
                                                                                ---------------
    Total Current Assets                                                               1,151.8
    Investments and Miscellaneous Assets                                                 166.2
    Property, Plant and Equipment - net                                                2,410.9
    Intangible Pension Asset                                                               0.0
                                                                                ---------------
    Total Assets                                                                 $     3,728.9
                                                                                ===============

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
    Current Liabilities:
      Accounts payable                                                           $       155.8
      Accrued employment costs                                                            90.2
      Secured debt and capital lease obligations-current (Notes 9 & 10)                  627.4
      Other current liabilities                                                           63.7
                                                                                ---------------
    Total Current Liabilities                                                            937.1
    Secured Debt and Capital Lease Obligations                                            84.9
    Deferred Gains and Other Long-Term Liabilities                                        83.8

    Liabilities Subject to Compromise                                                  6,073.4

    Total Stockholders' Deficit                                                       (3,450.3)
                                                                                ---------------
    Total Liabilities and Stockholders' Deficit                                  $     3,728.9
                                                                                ===============


                        BETHLEHEM STEEL CORPORATION
    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                            Monthly Operating Report
                            Schedule of Disbursements



                                                                Month Ended                 Quarter Ended             Year Ended
       (dollars in thousands)                                  December 31, 2002          December 31, 2002       December 31, 2002
                                                           -------------------------------------------------------------------------
       Bethlehem Steel Corporation                                       $330,106                   $955,893          $3,791,930
       Alliance Coatings Company, LLC                                         805                        805              24,498
       BethEnergy Mines Inc.                                                  189                        766               2,998
       Bethlehem Cold Rold Corporation                                         12                         12                  29
       Bethlehem Development Corporation                                        0                          0                   0
       Bethlehem Rail Corporation                                               9                         22                 244
       Bethlehem Steel de Mexico, S.A. de C.V.                                 55                        151                 627
       Bethlehem Steel Export Company of Canada, Limited                        0                          0                   0
       Bethlehem Steel Export Corporation                                       0                          0                   0
       BethPlan Corp.                                                           0                          0                   0
       Chicago Cold Rolling, L.L.C.                                           568                      1,921               6,525
       Eagle Nest Inc.                                                          0                          0                   1
       Encoat North Arlington, Inc.                                             2                         29                 206
       Energy Coatings Company                                                 40                         54                  60
       Greenwood Mining Corporation                                             0                          0                   0
       HPM Corporation                                                          0                          0                   1
       Kenacre Land Corporation                                                 0                          1                   1
       LI Service Company                                                     109                        327               1,399
       Marmoraton Mining Company, Ltd.                                          5                         17                  70
       Mississippi Coatings Limited Corporation                                 8                      2,576               5,152
       Mississippi Coatings Line Corporation                                    1                         53                 106
       Ohio Steel Service Company, LLC                                          0                          0                   0
       Primeacre Land Corporation                                              11                         44                 158

                                                           -----------------------    -----------------------   --------------------
                                                                         $331,920                   $962,671           $3,834,005


       Note:   Inter-company disbursements are excluded from this schedule.



                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)


           Post petition salaries and wages, including employee withholdings and employer related payroll taxes, have been paid in the ordinary course of business.

Other post petition taxes, including those for sales and use taxes, property taxes and other taxes have been paid in the ordinary course of business.

All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

Details for the above transactions will be provided to U.S. Trustee upon request.